EXHIBIT E

KNOW ALL PERSONS BY THESE PRESENTS, that each of Everest Merger Sub, Inc., Vestis Retail Group, LLC, Vestis Retail Financing, LLC, Vestis Retail Holdings, LLC, Collis EMS Investments II, LLC, Collis EMS Investments II-A, LLC, Versa Capital Fund II, L.P., Versa Capital Fund II-A, L.P., Versa FGP-II, LP, Versa UGP-II, LLC, Versa Fund Management, LLC, Versa Capital Group, LLC, Gregory L. Segall, Raymond C. French, William R. Quinn, David S. Lorry and Thomas A. Kennedy (each a “Grantor”) has made, constituted and appointed, and by these presents does make, constitute and appoint, Paul Halpern (“Attorney”), the true and lawful agent and attorney-in-fact, with full power of substitution and resubstitution, of the Grantor, for and in Grantor’s name, place and stead, in any and all capacities, to do all or any of the following acts, matters and things:

1.	To sign on behalf of the Grantor statements on Schedule 13D or 13G or Forms 3, 4 and 5, or amendments thereto pursuant to Section 13(d) or Section 16 under the Securities Exchange Act of 1934.

2.	To do all such other acts and things as, in such Attorney’s discretion, he or she deems appropriate or desirable for the purpose of filing such statements on Schedule 13D or 13G or Forms 3, 4 and 5, or amendments thereto.

3.	To appoint in writing one or more substitutes who shall have the power to act on behalf of the Grantor as if that substitute or those substitutes shall have been originally appointed Attorney(s) by this Power of Attorney and/or to revoke any such appointment at any time without assigning any reason therefor.

Each Grantor hereby ratifies and confirms all that said agents and attorneys-in-fact or any substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or to file reports under Section 13(d) of the Securities Exchange Act of 1934 with respect to the undersigned’s holdings of and transactions in securities issued by Sport Chalet, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, Grantor duly assents to this Power of Attorney by his or its signature as of the 10th day of July, 2014.

/s/ Everest Merger Sub, Inc.	/s/ Versa Capital Fund II, L.P.
EVEREST MERGER SUB, INC.	VERSA CAPITAL FUND II, L.P.

/s/ Vestis Retail Group, LLC	/s/ Versa Capital Fund II-A, L.P.
VESTIS RETAIL GROUP, LLC	VERSA CAPITAL FUND II-A, L.P.

/s/ Vestis Retail Financing, LLC	/s/ Versa FGP-II, LP
VESTIS RETAIL FINANCING, LLC	VERSA FGP-II, LP

/s/ Vestis Retail Holdings, LLC	/s/ Versa UGP-II, LLC
VESTIS RETAIL HOLDINGS, LLC	VERSA UGP-II, LLC

/s/ Collis EMS Investments II, LLC	/s/ Versa Fund Management, LLC
COLLIS EMS INVESTMENTS II, LLC	VERSA FUND MANAGEMENT, LLC

/s/ Collis EMS Investments II-A, LLC	/s/ Versa Capital Group, LLC
COLLIS EMS INVESTMENTS II-A, LLC	VERSA CAPITAL GROUP, LLC

/s/ Gregory L. Segall	/s/ Raymond C. French
GREGORY L. SEGALL	RAYMOND C. FRENCH

/s/ William R. Quinn	/s/ David S. Lorry
WILLIAM R. QUINN	DAVID S. LORRY

/s/ Thomas A. Kennedy
THOMAS A. KENNEDY